MOODY NATIONAL REIT II, INC. 10-K

Exhibit 21.1

Subsidiaries of the Company

MN Fort Worth Venture, LLC	Delaware
MN Lyndhurst Venture, LLC	Delaware
MN REIT II TRS, Inc.	Delaware
Moody National 1 Polito-Lyndhurst Holding, LLC	Delaware
Moody National 2020-Grapevine Holding, LLC	Delaware
Moody National Austin-GOVR Holding, LLC	Delaware
Moody National Austin-GOVR MT, LLC	Delaware
Moody National Broadway-Nashville Holding, LLC	Delaware
Moody National Broadway-National MT, LLC	Delaware
Moody National CY Lyndhurst MT, LLC	Delaware
Moody National Governors-Austin Holding, LLC	Delaware
Moody National Governors-Austin MT, LLC	Delaware
Moody National HP G-Town Holding, LLC	Delaware
Moody National HP G-Town MT, LLC	Delaware
Moody National HP N-Charles Holding, LLC	Delaware
Moody National HP N-Charles MT, LLC	Delaware
Moody National International-Fort Worth Holding, LLC	Delaware
Moody National International-Fort Worth MT, LLC	Delaware
Moody National Katy EC-Houston Holding, LLC	Delaware
Moody National Katy EC-Houston MT, LLC	Delaware
Moody National Kirby-Houston Holding, LLC	Delaware
Moody National Kirby-Houston MT, LLC	Delaware
Moody National Lancaster-Austin Holding, LLC	Delaware
Moody National Lancaster-Austin MT, LLC	Delaware
Moody National Lancaster-Frazer Holding, LLC	Delaware
Moody National Lancaster-Frazer MT, LLC	Delaware
Moody National Operating Partnership II, LP	Delaware
Moody National Research-Austin Holding, LLC	Delaware
Moody National Research-Austin MT, LLC	Delaware
Moody National RI Grapevine MT, LLC	Delaware
Moody National Wood-Hou Holding, LLC	Delaware
Moody National Wood-Hou MT, LLC	Delaware
Moody National Yale-Seattle Holding, LLC	Delaware
Moody National Yale-Seattle MT, LLC	Delaware
Moody OP Holdings II, LLC	Delaware

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